SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

STATE STREET CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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STATE STREET CORPORATION

One Lincoln Street, Boston, Massachusetts 02111

SUPPLEMENT TO PROXY STATEMENT

April 7, 2008

The supplement provides updated information with respect to our 2008 annual meeting of shareholders which will be held at One Lincoln Street, 36th Floor, Boston, Massachusetts, on Wednesday, April 30, 2008, at 10:00 a.m.

On April 7, 2008, in connection with her appointment as Executive Vice President and Chief Risk Officer of State Street Corporation, Maureen J. Miskovic resigned as a member of State Street’s Board of Directors effective April 7, 2008. In light of her resignation as a director, Ms. Miskovic, who is listed as one of the director nominees in the proxy statement for our 2008 annual meeting, will not be standing for re-election. Recognizing Ms. Miskovic’s resignation, on April 7, 2008, the Board of Directors set the number of directors constituting the Board at 12 and reduced the number of directors to be elected at the 2008 annual meeting from 13 to 12.